SCHEDULE 14C INFORMATION
                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934
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                           Check the appropriate box:
                 [X] Preliminary Information Statement - REVISED
                                                         -------
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))
                      [ ] Definitive Information Statement
                                 TELATINOS CORP
                (Name of registrant as Specified in its Charter)
               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                               [X] No fee required
    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)  Title  of  each  class  of  securities  to  which  transaction  applies:
(2)  Aggregate  number  of  securities  to  which  transaction  applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed  maximum  aggregate  value  of  transaction:
(5)  Total  fee  paid:
[  ]  Fee  paid  previously  by  written  preliminary  materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount  Previously  Paid:
(2)  Form,  Schedule  or  Registration  Statement  No.:
(3)  Filing  Party:
(4)  Date  Filed:  November  3,  2004

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                                 JBC - SJO 7219
                                2011 NW 79th Ave.
                                 Miami, FL 33122
                                       USA
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Dear  Shareholders:

A meeting of shareholders of Telatinos Corp (Formerly known as Millagro International Corp) (Company'), was held for the following purposes:

To  ratify  amendments  the  Company's  Articles  of  Incorporation:

To  ratify  authorization  of one billion shares of Common Stock of the Company;

and

b. To authorize the Company's Board of Directors, without the consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation.

By  Order  of  the  Board  of  Directors,

                                              /s/  Jon  Miller
                                            ---------------

                                       President  Jon  Miller


                                 JBC - SJO 7219
                                2011 NW 79th Ave.
                                 Miami, FL 33122
                                       USA


                              INFORMATION STATEMENT
                                 TELATINOS CORP
                                 JBC - SJO 7219
                                2011 NW 79TH AVE.
                                 MIAMI, FL 33122
                                       USA

                                  INTRODUCTION
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This Information Statement is being furnished to the shareholders of Millagro International Corporation (the Company").

The majority shareholders of common stock (the "Common Stock") of the Company ratify the amendments the Company's Articles of Incorporation:

a.     To  authorize  one  billion  shares  of  Common  Stock  of  the  Company;

and

b. To authorize the Company's Board of Directors, without the consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation.

and

c.     To  change  the  name  of  the  Corporation  to  TELATINOS  CORP

Principal Shareholders collectively represent 1,022,108 shares (or 94%) of the 1,093,029 voting shares outstanding on November 3, 2004, and have voted in favor of the proposals.

    ACCORDINGLY, NO PROXIES WILL BE SOLICITED AND NO ACTION IS REQUIRED ON YOUR BEHALF. THE COST OF PRINTING AND DISTRIBUTING THIS INFORMATION STATEMENT WILL BE
                              PAID BY THE COMPANY.

            The Company's principal executive offices are located at
                                 JBC - SJO 7219
                                2011 NW 79th Ave.
                                 Miami, FL 33122
                                       USA

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    THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED
                          SOLELY FOR YOUR INFORMATION.
 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
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                       INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposal to amend the Company's Articles of Incorporation is described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposal, is attached to this Information Statement as Exhibit A.

A)  AMENDMENT  OF  ARTICLES  OF  INCORPORATION  TO INCREASE NUMBER OF AUTHORIZED
SHARES

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of common stock to one billion (1,000,000,000). The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

B) AMENDMENT OF ARTICLES OF INCORPORATION TO PERMIT RECAPITALIZATION WITHOUT THE CONSENT OF SHAREHOLDERS

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to authorize the Company's Board of Directors, without the future consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation. This amendment provides the Board of Directors with some latitude in adjusting the total number of shares of stock issued and outstanding without impacting dilution. Instances where such recapitalizations could be used include the need to meet certain capitalization requirements for listing on a national stock exchange.

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Effect: Presently, any change to the capital structure of the Company requires the approval of a majority of the shareholder of the Company. This amendment will have the effect of allowing the Board of Directors to effect a forward or reverse split of the Company's common stock at their sole discretion, provided, however, that such recapitalization does not require an amendment to the Company's Articles of Incorporation. The Board of Directors would not be able, under this amendment, to reverse split the common stock while simultaneously increasing the authorized capital stock of the Company. There is no immediate effect of this amendment on the current capital stock of the Company since no recapitalization is presently being proposed or contemplated. Any future recapitalization effected under this amendment would impact all shareholders but would not increase the number of shares available for issuance. As a result, there is no dilutive or anti-dilutive effect from such recapitalizations.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

                  INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

                          DESCRIPTION OF CAPITAL STOCK

The  authorized  capital  stock  of  the  Company  consists  of  the  following:

COMMON  STOCK

As of the Record Date, there were 500,000,000 million shares of common stock authorized with a stated value of $.0001 per share, of which 1,093,029 shares were issued and outstanding.

Immediately following the approval of the increase in the number of authorized shares of Common Stock, there will be 1,000,000,000 shares of Common Stock authorized, of which approximately 1,093,029 are issued and outstanding.

The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of such preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. See "Description of Capital Stock - Common Stock."

PREFERRED  STOCK

As of the Record Date, the Company has twenty five million (25,000,000) shares of preferred stock authorized. The issuance and designation of rights of the preferred stock is established by the Board of Directors. The Company presently has four classes or series of preferred stock designated:

PREFERRED STOCK, SERIES A, $.0001 par value, 9,000,000 shares authorized. 0 shares issued and outstanding.

PREFERRED STOCK, SERIES B, $.0001 par value, 10,000,000 shares authorized. 0 issued and outstanding.
Each share of Series B stock is entitled to 10 votes but has no other rights or privileges.

PREFERRED STOCK, SERIES C, $.0001 par value, 5,000,000 shares authorized. 0 issued and outstanding.
Each share of Series C stock is convertible into one share of common stock. Series C stock does not have voting rights but, absent the Series B stock, is entitled to appoint three (3) members of the Board of Directors. Series C is not entitled to receive interest or dividends and, apart from its convertibility features, has no preferences in liquidation.

PREFERRED STOCK, SERIES D, $1.00 stated value, 1,000,000 shares authorized. 250,000 SHARES issued and outstanding.
Series D stock has 100:1 voting rights and liquidation value of $100.00 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of September 30, 2004 the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is JBC - SJO 7219 2011 NW 79th Ave. Miami, FL 33122 USA


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                              AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202)942-8090 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:


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o  Amendment  to  Articles  of  Incorporation  Filed  herewith
Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the
                               Company by mail at
                                 JBC - SJO 7219
                                2011 NW 79th Ave.
                                 Miami, FL 33122
                                       USA

                             Telephone 561 892 0403

                             Facsimile 561 892 0403

The Company will provide the documents incorporated by reference without charge upon such written or oral request

The foregoing Notice and Information Statement are sent by order of the Board of Directors.

                                   /s/
                                  ---------------
                                      Jon  Miller
                                      President

                    November  3,  2004